Exhibit 99.1
Trimble Reports Second Quarter 2020 Results

•	Growth in annualized recurring revenue on a year-over-year basis

•	Growth in operating margin on a year-over-year basis

SUNNYVALE, Calif., Aug. 5, 2020 - Trimble Inc. (NASDAQ: TRMB) today announced financial results for the second quarter of 2020.
Second Quarter 2020 Financial Summary
Second quarter 2020 GAAP revenue of $733.6 million was down 14 percent as compared to the second quarter of 2019. Second quarter 2020 non-GAAP revenue of $735.2 million was down 14 percent as compared to the second quarter of 2019.
Annualized recurring revenue (ARR) for the second quarter was $1.21 billion, up 6 percent as compared to the second quarter of 2019. Effective this quarter, we are including the annualized value of term licenses in the calculation of ARR for the current and comparable periods.
Buildings and Infrastructure revenue was $295.3 million, down 13 percent. Geospatial revenue was $145.2 million, down 12 percent. Resources and Utilities revenue was $143.8 million, down 6 percent. Transportation revenue was $150.9 million, down 24 percent.
GAAP operating income was $97.6 million, down 11 percent as compared to the second quarter of 2019. GAAP operating margin was 13.3 percent of revenue as compared to 12.8 percent of revenue in the second quarter of 2019.
GAAP net income was $63.0 million, down 33 percent as compared to the second quarter of 2019. GAAP diluted earnings per share were $0.25 as compared to GAAP diluted earnings per share of $0.37 in the second quarter of 2019.
Non-GAAP operating income of $169.9 million was down 3 percent as compared to the second quarter of 2019. Non-GAAP operating margin was 23.1 percent of revenue as compared to 20.5 percent of revenue in the second quarter of 2019.
Non-GAAP net income of $131.5 million was down 2 percent as compared to the second quarter of 2019. Non-GAAP diluted earnings per share were $0.52 as compared to non-GAAP diluted earnings per share of $0.53 in the second quarter of 2019.
The GAAP tax rate for the quarter was 30.5 percent as compared to 18.0 percent in the second quarter of 2019, and the non-GAAP tax rate was 17.1 percent as compared to 20.0 percent in the second quarter of 2019.
Adjusted EBITDA of $189.3 million was down 5 percent as compared to the second quarter of 2019.  Adjusted EBITDA was 25.7 percent of revenue as compared to 23.2 percent in the second quarter of 2019.  Operating cash flow for the first two quarters of 2020 was $303.2 million, down 7 percent as compared to the first two quarters of 2019. Deferred revenue for the second quarter of 2020 was $531.0 million, up 17 percent as compared to the second quarter of 2019.

"The resilience of the Trimble team, the quality of our Connect & Scale 2025 strategy, and the strength of our financial model enabled us to perform despite difficult circumstances," said Rob Painter, Trimble’s president and chief executive officer. "While we expect ongoing macroeconomic challenges, we remain committed to our mission to transform the way the world works, as we enable our customers to digitize their businesses and unlock productivity, quality, safety and sustainability."

Forward Looking Guidance
Trimble’s financial results for the remainder of 2020 will be impacted by continued global economic uncertainty due to the COVID-19 pandemic. As such, Trimble is not providing a financial outlook for the third quarter of 2020 or the remainder of 2020 at this time.

Investor Conference Call / Webcast Details
Trimble will hold a conference call on August 5 at 2:00 p.m. PT to review its second quarter 2020 results. An accompanying slide presentation will be made available on the "Investors" section of the Trimble website, www.trimble.com, under the subheading "Events & Presentations." The call will be broadcast live on the web at http://investor.trimble.com. Investors without internet access may dial into the call at (800) 528-9198 (U.S.) or (702) 928-6633 (international). The passcode is 7791485. The replay will also be available on the web at the address above.
Use of Non-GAAP Financial Information
In addition to financial information prepared in accordance with GAAP, this press release also contains certain non-GAAP financial measures based upon management’s view of performance, including:

•	Non-GAAP revenue

•	Non-GAAP recurring revenue

•	Non-GAAP operating income

•	Non-GAAP operating margin

•	Non-GAAP net income

•	Non-GAAP diluted earnings per share

•	Non-GAAP tax rate

•	Adjusted EBITDA
Segment data reflects the results of Trimble's reportable segments under its management reporting system. Segment revenue and operating income are consistent with the respective non-GAAP measures discussed below and in the attached supplemental schedules. Investors are encouraged to review the specific non-GAAP measures, which Trimble uses along with a reconciliation to the nearest comparable GAAP measures and the explanation for why these non-GAAP measures provide useful information to investors regarding the financial condition and results of operations and why management chose to exclude selected items, which can be found at the end of this press release. Additional financial information about Trimble's use of non-GAAP results can be found on the investor relations section of Trimble's website at: http://investor.trimble.com.
Annualized Recurring Revenue
In addition to providing financial measures, Trimble provides an ARR performance measure in order to provide investors with a supplementary indicator of the value of the Company's current recurring revenue contracts. ARR is calculated by adding the portion of the contract value of all of our term licenses attributable to the current quarter to our non-GAAP recurring revenue for the current quarter and dividing that sum by the number of days in the quarter and then multiplying that quotient by 365. ARR should be viewed independently of revenue and deferred revenue as it is a performance measure and is not intended to be combined with or to replace either of those items.
About Trimble
Trimble is transforming the way the world works by delivering products and services that connect the physical and digital worlds. Core technologies in positioning, modeling, connectivity and data analytics enable customers to improve productivity, quality, safety and sustainability. From purpose built products to enterprise lifecycle solutions, Trimble software, hardware and services are transforming industries such as agriculture, construction, geospatial and transportation. For more information about Trimble (NASDAQ:TRMB), visit: www.trimble.com.
Safe Harbor
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations about the impact of the COVID-19 pandemic, including impacts upon our financial or operational results. These forward-looking statements are subject to change, and actual results may materially differ due to certain risks and uncertainties. The Company's results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, or effectively integrate new acquisitions. The Company's results would also be negatively impacted by further deterioration in economic conditions as a result of the COVID-19 pandemic, adverse geopolitical developments, further weakening in the macro environment, foreign exchange fluctuations, critical part supply chain shortages, the imposition of barriers to international trade, and a further softening in the agricultural or oil & gas sectors. Any failure to achieve predicted results could negatively impact the Company's revenue, cash flow from operations, and other financial results. The Company's financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10- K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.
FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Second Quarter of		First Two Quarters of
	2020	2019	2020	2019
Revenue:
Product	$412.4	$521.1	$876.2	$1,009.5
Service	156.6	174.6	319.0	333.8
Subscription	164.6	159.1	330.7	313.1
Total revenue	733.6	854.8	1,525.9	1,656.4
Cost of sales:
Product	199.4	257.0	409.5	487.7
Service	56.0	69.3	119.6	133.3
Subscription	49.3	44.1	103.4	88.5
Amortization of purchased intangible assets	23.2	23.8	46.7	48.0
Total cost of sales	327.9	394.2	679.2	757.5
Gross margin	405.7	460.6	846.7	898.9
Gross margin (%)	55.3%	53.9%	55.5%	54.3%
Operating expense:
Research and development	114.0	119.6	232.2	237.8
Sales and marketing	103.6	128.8	235.3	256.2
General and administrative	68.8	79.9	141.8	162.7
Restructuring charges	5.1	2.9	8.0	6.4
Amortization of purchased intangible assets	16.6	19.7	33.5	39.8
Total operating expense	308.1	350.9	650.8	702.9
Operating income	97.6	109.7	195.9	196.0
Non-operating income (expense), net:
Interest expense, net	(19.6)	(20.6)	(40.1)	(42.5)
Income from equity method investments, net	9.7	12.9	19.1	21.7
Other income (expense), net	3.2	13.4	(4.6)	15.4
Total non-operating income (expense), net	(6.7)	5.7	(25.6)	(5.4)
Income before taxes	90.9	115.4	170.3	190.6
Income tax provision	27.7	20.8	45.2	33.6
Net income	63.2	94.6	125.1	157.0
Net gain attributable to noncontrolling interests	0.2	—	0.2	0.1
Net income attributable to Trimble Inc.	$63.0	$94.6	$124.9	$156.9
Earnings per share attributable to Trimble Inc.:
Basic	$0.25	$0.38	$0.50	$0.62
Diluted	$0.25	$0.37	$0.50	$0.62
Shares used in calculating diluted earnings per share:
Basic	250.0	251.7	250.0	251.6
Diluted	251.2	254.0	251.5	254.0

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	Second Quarter of	Fiscal Year End
As of	2020	2019
Assets
Current assets:
Cash and cash equivalents	$196.4	$189.2
Accounts receivable, net	478.8	608.2
Inventories	338.6	312.1
Other current assets	106.2	102.3
Total current assets	1,120.0	1,211.8
Property and equipment, net	249.8	241.4
Operating lease right-of-use assets	135.3	140.3
Goodwill	3,807.5	3,680.6
Other purchased intangible assets, net	645.3	678.7
Deferred income tax assets	462.5	475.5
Other non-current assets	224.6	212.4
Total assets	$6,645.0	$6,640.7
Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt	$268.2	$219.0
Accounts payable	128.9	159.3
Accrued compensation and benefits	133.9	123.5
Deferred revenue	481.9	490.4
Other current liabilities	157.6	198.1
Total current liabilities	1,170.5	1,190.3
Long-term debt	1,564.5	1,624.2
Deferred revenue, non-current	49.1	51.5
Deferred income tax liabilities	317.9	318.2
Income taxes payable	61.8	69.1
Operating lease liabilities	112.1	114.1
Other non-current liabilities	156.0	152.9
Total liabilities	3,431.9	3,520.3
Stockholders' equity:
Common stock	0.2	0.2
Additional paid-in-capital	1,737.6	1,692.8
Retained earnings	1,672.4	1,602.8
Accumulated other comprehensive loss	(198.3)	(176.8)
Total Trimble Inc. stockholders' equity	3,211.9	3,119.0
Noncontrolling interests	1.2	1.4
Total stockholders' equity	3,213.1	3,120.4
Total liabilities and stockholders' equity	$6,645.0	$6,640.7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	First Two Quarters of
	2020	2019
Cash flow from operating activities:
Net income	$125.1	$157.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	19.5	20.3
Amortization expense	80.2	87.8
Deferred income taxes	14.9	4.7
Stock-based compensation	29.3	33.5
Income from equity method investments, net of dividends	(15.3)	(11.5)
Other, net	29.0	(0.3)
(Increase) decrease in assets:
Accounts receivable, net	115.7	(7.7)
Inventories	(33.2)	7.4
Other current and non-current assets	9.7	1.5
Increase (decrease) in liabilities:
Accounts payable	(31.1)	3.8
Accrued compensation and benefits	9.1	(28.5)
Deferred revenue	(8.4)	64.9
Other current and non-current liabilities	(41.3)	(7.4)
Net cash provided by operating activities	303.2	325.5
Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	(198.0)	4.6
Acquisitions of property and equipment	(29.6)	(38.5)
Other, net	0.2	14.1
Net cash used in investing activities	(227.4)	(19.8)
Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	8.7	13.4
Repurchases of common stock	(50.0)	(59.0)
Proceeds from debt and revolving credit lines	857.5	530.2
Payments on debt and revolving credit lines	(866.3)	(756.6)
Other, net	(10.8)	(7.3)
Net cash used in financing activities	(60.9)	(279.3)
Effect of exchange rate changes on cash and cash equivalents	(7.7)	0.7
Net increase in cash and cash equivalents	7.2	27.1
Cash and cash equivalents - beginning of period	189.2	172.5
Cash and cash equivalents - end of period	$196.4	$199.6

REPORTING SEGMENTS
GAAP TO NON-GAAP RECONCILIATION
(In millions)
(Unaudited)

		Reporting Segments
		Buildings and Infrastructure	Geospatial	Resources and Utilities	Transportation
SECOND QUARTER OF FISCAL 2020 :
Revenue		$295.2	$145.2	$142.9	$150.3
Acquired deferred revenue adjustment	(A)	0.1	—	0.9	0.6
Non-GAAP revenue		$295.3	$145.2	$143.8	$150.9

Operating income before corporate allocations		$86.6	$37.4	$48.3	$13.8
Acquired deferred revenue adjustment	(A)	0.1	—	0.9	0.6
Amortization of acquired capitalized commissions	(G)	(1.3)	—	(0.1)	—
Non-GAAP operating income before allocations		$85.4	$37.4	$49.1	$14.4

Operating margin (% of segment external net revenue)		29.3%	25.8%	33.8%	9.2%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)		28.9%	25.8%	34.1%	9.5%

SECOND QUARTER OF FISCAL 2019 :
Revenue		$339.0	$164.4	$152.6	$198.8
Acquired deferred revenue adjustment	(A)	0.9	—	0.1	—
Non-GAAP revenue		$339.9	$164.4	$152.7	$198.8

Operating income before corporate allocations		$85.3	$31.1	$45.4	$32.9
Acquired deferred revenue adjustment	(A)	0.9	—	0.1	—
Amortization of acquired capitalized commissions	(G)	(1.6)	—	—	—
Non-GAAP operating income before allocations		$84.6	$31.1	$45.5	$32.9

Operating margin (% of segment external net revenue)		25.2%	18.9%	29.8%	16.5%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)		24.9%	18.9%	29.8%	16.5%

		Reporting Segments
		Buildings and Infrastructure	Geospatial	Resources and Utilities	Transportation
FIRST TWO QUARTERS OF 2020 :
Revenue		$592.0	$291.4	$321.9	$320.6
Acquired deferred revenue adjustment	(A)	0.2	—	2.2	0.9
Non-GAAP revenue		$592.2	$291.4	$324.1	$321.5

Operating income before corporate allocations		$148.7	$67.9	$113.9	$30.5
Acquired deferred revenue adjustment	(A)	0.2	—	2.2	0.9
Amortization of acquired capitalized commissions	(G)	(2.7)	—	(0.1)	(0.1)
Non-GAAP operating income before allocations		$146.2	$67.9	$116.0	$31.3

Operating margin (% of segment external net revenue)		25.1%	23.3%	35.4%	9.5%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)		24.7%	23.3%	35.8%	9.7%

FIRST TWO QUARTERS OF 2019 :
Revenue		$631.0	$325.6	$311.9	$387.9
Acquired deferred revenue adjustment	(A)	3.6	—	0.3	—
Non-GAAP revenue		$634.6	$325.6	$312.2	$387.9

Operating income before corporate allocations		$146.7	$60.5	$96.4	$64.1
Acquired deferred revenue adjustment	(A)	3.6	—	0.3	—
Amortization of acquired capitalized commissions	(G)	(3.2)	—	(0.1)	—
Non-GAAP operating income before allocations		$147.1	$60.5	$96.6	$64.1

Operating margin (% of segment external net revenue)		23.2%	18.6%	30.9%	16.5%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)		23.2%	18.6%	30.9%	16.5%

GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions, except per share data)
(Unaudited)

		Second Quarter of				First Two Quarters of
		2020		2019		2020		2019
		Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue
REVENUE:
GAAP revenue:		$733.6		$854.8		$1,525.9		$1,656.4
Acquired deferred revenue adjustment	(A)	1.6		1.0		3.3		3.9
Non-GAAP revenue:		$735.2		$855.8		$1,529.2		$1,660.3

GROSS MARGIN:
GAAP gross margin:		$405.7	55.3%	$460.6	53.9%	$846.7	55.5%	$898.9	54.3%
Acquired deferred revenue adjustment	(A)	1.6		1.0		3.3		3.9
Restructuring charges	(B)	0.1		—		0.4		0.2
COVID-19 expenses	(C)	0.3		—		0.3		—
Amortization of purchased intangible assets	(D)	23.2		23.8		46.7		48.0
Stock-based compensation and deferred compensation	(E)	2.0		1.5		2.7		2.9
Acquisition / divestiture items	(F)	—		—		1.7		—
Non-GAAP gross margin:		$432.9	58.9%	$486.9	56.9%	$901.8	59.0%	$953.9	57.5%

OPERATING EXPENSES:
GAAP operating expenses:		$308.1	42.0%	$350.9	41.1%	$650.8	42.7%	$702.9	42.4%
Restructuring charges	(B)	(5.1)		(2.9)		(8.0)		(6.4)
COVID-19 expenses	(C)	0.5		—		(3.3)		—
Amortization of purchased intangible assets	(D)	(16.6)		(19.7)		(33.5)		(39.8)
Stock-based compensation and deferred compensation	(E)	(23.4)		(16.8)		(27.2)		(34.5)
Acquisition / divestiture items	(F)	(1.9)		(2.0)		(11.0)		(3.1)
Amortization of acquired capitalized commissions	(G)	1.4		1.6		2.9		3.3
Non-GAAP operating expenses:		$263.0	35.8%	$311.1	36.4%	$570.7	37.3%	$622.4	37.5%

OPERATING INCOME:
GAAP operating income:		$97.6	13.3%	$109.7	12.8%	$195.9	12.8%	$196.0	11.8%
Acquired deferred revenue adjustment	(A)	1.6		1.0		3.3		3.9
Restructuring charges	(B)	5.2		2.9		8.4		6.6
COVID-19 expenses	(C)	(0.2)		—		3.6		—
Amortization of purchased intangible assets	(D)	39.8		43.5		80.2		87.8
Stock-based compensation and deferred compensation	(E)	25.4		18.3		29.9		37.4
Acquisition / divestiture items	(F)	1.9		2.0		12.7		3.1
Amortization of acquired capitalized commissions	(G)	(1.4)		(1.6)		(2.9)		(3.3)
Non-GAAP operating income:		$169.9	23.1%	$175.8	20.5%	$331.1	21.7%	$331.5	20.0%

NON-OPERATING INCOME (EXPENSE), NET:
GAAP non-operating income (expense), net:		$(6.7)		$5.7		$(25.6)		$(5.4)

Deferred compensation	(E)	(6.8)		(1.1)		(0.6)		(3.9)
Acquisition / divestiture items	(F)	2.4		(13.1)		2.4		(12.8)
Non-GAAP non-operating expense, net:		$(11.1)		$(8.5)		$(23.8)		$(22.1)

			GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %
			(J)		(J)		(J)		(J)
INCOME TAX PROVISION:
GAAP income tax provision:		$27.7	30.5%	$20.8	18.0%	$45.2	26.5%	$33.6	17.6%
Non-GAAP items tax effected	(H)	20.7		9.3		35.9		20.7
Difference in GAAP and Non-GAAP tax rate	(I)	(21.3)		3.3		(28.0)		7.6
Non-GAAP income tax provision:		$27.1	17.1%	$33.4	20.0%	$53.1	17.3%	$61.9	20.0%

NET INCOME:
GAAP net income attributable to Trimble Inc.:		$63.0		$94.6		$124.9		$156.9
Acquired deferred revenue adjustment	(A)	1.6		1.0		3.3		3.9
Restructuring charges	(B)	5.2		2.9		8.4		6.6
COVID-19 expenses	(C)	(0.2)		—		3.6		—
Amortization of purchased intangible assets	(D)	39.8		43.5		80.2		87.8
Stock-based compensation and deferred compensation	(E)	18.6		17.2		29.3		33.5
Acquisition / divestiture items	(F)	4.3		(11.1)		15.1		(9.7)
Amortization of acquired capitalized commissions	(G)	(1.4)		(1.6)		(2.9)		(3.3)
Non-GAAP tax adjustments	(H)-(I)	0.6		(12.6)		(7.9)		(28.3)
Non-GAAP net income attributable to Trimble Inc.:		$131.5		$133.9		$254.0		$247.4

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share attributable to Trimble Inc.:		$0.25		$0.37		$0.50		$0.62
Acquired deferred revenue adjustment	(A)	0.01		—		0.01		0.01
Restructuring charges	(B)	0.02		0.01		0.03		0.03
COVID-19 expenses	(C)	—		—		0.01		—
Amortization of purchased intangible assets	(D)	0.16		0.17		0.32		0.34
Stock-based compensation and deferred compensation	(E)	0.07		0.07		0.12		0.13
Acquisition / divestiture items	(F)	0.02		(0.04)		0.06		(0.04)
Amortization of acquired capitalized commissions	(G)	(0.01)		—		(0.01)		(0.01)
Non-GAAP tax adjustments	(H)-(I)	—		(0.05)		(0.03)		(0.11)
Non-GAAP diluted net income per share attributable to Trimble Inc.:		$0.52		$0.53		$1.01		$0.97

ADJUSTED EBITDA:
GAAP operating income:		$97.6		$109.7		$195.9		$196.0
Acquired deferred revenue adjustment	(A)	1.6		1.0		3.3		3.9
Restructuring charges	(B)	5.2		2.9		8.4		6.6
COVID-19 expenses	(C)	(0.2)		—		3.6		—
Amortization of purchased intangible assets	(D)	39.8		43.5		80.2		87.8
Stock-based compensation and deferred compensation	(E)	25.4		18.3		29.9		37.4

Acquisition / divestiture items	(F)	1.9	2.0	12.7	3.1
Amortization of acquired capitalized commissions	(G)	(1.4)	(1.6)	(2.9)	(3.3)
Non-GAAP operating income:		169.9	175.8	331.1	331.5
Depreciation expense		9.7	10.1	19.5	20.3
Income from equity income investments, net		9.7	12.9	19.1	21.7
Adjusted EBITDA:		$189.3	$198.8	$369.7	$373.5

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

To help investors understand Trimble's past financial performance and future results, as well as its performance relative to competitors, Trimble supplements the financial results that the Company provides in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. These non-GAAP measures can be used to evaluate Trimble's historical and prospective financial performance, as well as its performance relative to competitors. The Company's management regularly uses supplemental non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Trimble believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting the business. Further, Trimble believes some of the Company's investors track "core operating performance" as a means of evaluating performance in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at Trimble's core operating performance provides a supplemental way to provide consistency in period to period comparisons.
The method the Company uses to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies including industry peer companies, limiting the usefulness of these measures for comparative purposes.
Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with Trimble's consolidated financial statements prepared in accordance with GAAP. The non-GAAP financial measures included in the previous table as well as detailed explanations to the adjustments to comparable GAAP measures are set forth below:
Non-GAAP revenue
We believe this measure helps investors understand the performance of our business, as non-GAAP revenue excludes the effects of certain acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends.
Non-GAAP gross margin
We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions, and manufacturing costs influence our business. Non-GAAP gross margin excludes the effects of acquired deferred revenue that was written down to fair value in purchase accounting, restructuring charges, COVID-19 expenses, amortization of purchased intangible assets, stock-based compensation, deferred compensation, and acquisition/divestiture items associated with the acceleration of acquisition stock options from GAAP gross margin. We believe that these adjustments offer investors additional information that may be useful to view trends in our gross margin performance.
Non-GAAP operating expenses
We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue. Non-GAAP operating expenses exclude restructuring charges, COVID-19 expenses, amortization of purchased intangible assets, stock-based compensation, deferred compensation, and acquisition/divestiture items associated with external and incremental costs resulting directly from merger and acquisition activities such as: legal, due diligence, integration, and other costs including the acceleration of acquisition stock options, adjustments to the fair value of earn-out liabilities, and the effects of certain acquired capitalized commissions that were eliminated in purchase accounting from GAAP operating expenses. We believe that these adjustments offer investors supplemental information to facilitate comparison of our operating expenses to our prior results.
Non-GAAP operating income
We believe our investors benefit by understanding our non-GAAP operating income trends, which are driven by revenue, gross margin, and spending. Non-GAAP operating income excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, restructuring charges, COVID-19 expenses, amortization of purchased intangible assets, stock-based compensation, deferred compensation, and acquisition/divestiture items from GAAP operating income. We believe that these adjustments offer an alternative means for our investors to evaluate current operating performance compared to results of other periods.

Non-GAAP non-operating expense, net
We believe this measure helps investors evaluate our non-operating income trends. Non-GAAP non-operating expense, net, excludes deferred compensation, acquisition/divestiture gains/losses associated with unusual acquisition related items such as intangible asset impairment charges, gains or losses related to the acquisitions or sale of certain businesses and investments. We believe that these exclusions provide investors with a supplemental view of our ongoing financial results.
Non-GAAP income tax provision
We believe that providing investors with the non-GAAP income tax provision is beneficial because it provides for consistent treatment of the excluded items in our non-GAAP presentation.
Non-GAAP net income
This measure provides a supplemental view of net income trends, which are driven by non-GAAP income before taxes and our non-GAAP tax rate. Non-GAAP net income excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, restructuring charges, COVID-19 expenses, amortization of purchased intangible assets, stock-based compensation, deferred compensation, acquisition/divestiture items, and non-GAAP tax adjustments from GAAP net income. We believe our investors benefit from understanding these adjustments and from an alternative view of our net income performance as compared to our past net income performance.
Non-GAAP diluted net income per share
We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company. Non-GAAP diluted net income per share excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, restructuring charges, COVID-19 expenses, amortization of purchased intangible assets, stock-based compensation, deferred compensation, acquisition/divestiture items, and non-GAAP tax adjustments from GAAP diluted net income per share. We believe that these adjustments offer investors a useful view of our diluted net income per share as compared to our past diluted net income per share.
Adjusted EBITDA
Adjusted EBITDA is a financial performance measure that we believe offers a useful view of the overall operations of our business. We believe these adjustments are useful because they facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property/equipment (and related depreciation expense). Adjusted EBITDA refers to non-GAAP operating income plus depreciation plus income from equity method investments, net. Our investors should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to operating income as a measure of operating performance or to cash flow from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for our discretionary expenditures, as this measure does not consider certain cash requirements, such as COVID-19 expenses, restructuring charges, acquisition and divestiture items, interest payments, tax payments and other debt service requirements.
These non-GAAP measures can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors. We believe some of our investors track our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at our core operating performance provides a supplemental way to provide consistency in period to period comparisons. Accordingly, management excludes from non-GAAP those items relating to the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, restructuring charges, COVID-19 expenses, amortization of purchased intangible assets, stock-based compensation, deferred compensation, acquisition/divestiture items, and non-GAAP tax adjustments.

(A)
Acquired deferred revenue adjustment. Purchase accounting generally requires us to write-down acquired deferred revenue to fair value. Our GAAP revenue includes the fair value impact from purchase accounting for post-contract support and subscriptions contracts assumed in connection with our acquisitions. The non-GAAP adjustment to our revenue is intended to reflect the full amount of such revenue.  We believe this adjustment is useful to investors as a measure of the ongoing performance of our business and facilitates analysis of revenue growth and business trends.

(B)
Restructuring charges. Included in our GAAP presentation of cost of sales and operating expenses, restructuring charges recorded are primarily for employee compensation resulting from reductions in employee headcount in connection with our company restructurings. We exclude restructuring charges from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparisons to our past operating performance. We have incurred restructuring expense in each of the periods presented. However the amount incurred can vary significantly based on whether a restructuring has occurred in the period and the timing of headcount reductions.

(C)
COVID-19 expenses. Included in our GAAP presentation of operating expenses, COVID-19 expenses consist of costs incurred as a direct impact from the COVID-19 virus pandemic, such as cancellation fees of trade shows due to public safety issues, additional costs for disinfecting facilities, personal protective equipment, and labor. We exclude COVID-19 expenses from our non-GAAP measures because we believe they are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.

(D)
Amortization of purchased intangible assets. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. U.S. GAAP accounting requires that intangible assets are recorded at fair value and amortized over their useful lives. Consequently, the timing and size of our acquisitions will cause our operating results to vary from period to period, making a comparison to past performance difficult for investors. This accounting treatment may cause differences when comparing our results to companies that grow internally because the fair value assigned to the intangible assets acquired through acquisition may significantly exceed the equivalent expenses that a company may incur for similar efforts when performed internally. Furthermore, the useful life that we use to amortize our intangible assets over may be substantially different from the time period that an internal growth company incurs and recognizes such expenses. We believe that by excluding the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed, this provides an alternative way for investors to compare our operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. However, we note that companies that grow internally will incur costs to develop intangible assets that will be expensed in the period incurred, which may make a direct comparison more difficult.

(E)
Stock-based compensation and deferred compensation. Included in our GAAP presentation of cost of sales and operating expenses are stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. Additionally included in our GAAP presentation of cost of sales and operating expenses are income or expense associated with movement in our non-qualified deferred compensation plan liabilities. Changes in non-qualified deferred compensation plan assets, included in non-operating expense, net, offset the income or expense in the plan liabilities. We exclude them from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as they are a non-cash item.

(F)
Acquisition / divestiture items. Included in our GAAP presentation of cost of sales and operating expenses, acquisition costs consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal, due diligence, integration, and other closing costs including the acceleration of acquisition stock options and adjustments to the fair value of earn-out liabilities. Included in our GAAP presentation of non-operating expense, net, acquisition/divestiture items includes unusual acquisition, investment, and/or divestiture gains/losses. Although we do numerous acquisitions, the costs that have been excluded from the non-GAAP measures are costs specific to particular acquisitions. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.

(G)
Amortization of acquired capitalized commissions. Purchase accounting generally requires us to eliminate capitalized sales commissions balances as of the acquisition date. Our GAAP sales and marketing expenses generally do not reflect the amortization of these capitalized sales commissions balances. The non-GAAP adjustment to increase our sales and marketing expenses is intended to reflect the full amount of amortization related to such balances as though the acquired companies operated independently in the periods presented.  We believe this adjustment to sales and marketing expenses is useful to investors as a measure of the ongoing performance of our business.

(H)
Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) - (G) on non-GAAP net income. We believe this information is useful to investors because it provides for consistent treatment of the excluded items in this non-GAAP presentation.

(I)
Difference in GAAP and Non-GAAP tax rate. This amount represents the difference between the GAAP and Non-GAAP tax rates applied to the Non-GAAP operating income plus the Non-GAAP non-operating expense, net. The non-GAAP tax rate excludes net deferred tax impacts resulting from a non-U.S. intercompany transfer of intellectual property. We believe that investors benefit from excluding this amount from our non-GAAP income tax provision because it facilitates a comparison of the non-GAAP tax provision in the current and prior periods.

(J)
GAAP and non-GAAP tax rate percentages. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes. We believe that investors benefit from a presentation of non-GAAP tax rate percentage as a way of facilitating a comparison to non-GAAP tax rates in prior periods.